UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TELENAV, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

This Schedule 14A filing consists of the following communications relating to the non-binding proposal made to Telenav by V99, a Delaware corporation led by HP Jin, Co-Founder, President and Chief Executive Officer of Telenav, to acquire 100% of the outstanding shares of common stock of Telenav:

(i) Letter to Employees from Doug Miller, a member of the Special Committee of the Board of Directors of Telenav

(ii) Letter to Employees from HP Jin

Each item listed above was first used or made available on October 2, 2020.

Subject: Letter from Doug Miller, Lead Independent Director, to Telenav Employees

All - below please find a letter to all employees from Doug Miller, Lead Independent Director, regarding an announcement the Special Committee of the Board of Directors made this morning.

Dear Telenav Team:

On behalf of a Special Committee of the Telenav Board of Directors, I’m writing to update you on an important development at Telenav.

As you may have seen, we announced a little while ago that Telenav has received a proposal from V99, a Delaware corporation led by HP Jin, to acquire Telenav in a “go private” transaction.

In keeping with best corporate governance practices, the Telenav Board created the Special Committee, which includes independent directors Wes Cummins, Randy Ortiz and myself, to carefully evaluate and consider the proposed transaction and all potential strategic alternatives to maximize shareholder value. The Special Committee has retained independent financial and legal advisors skilled in these matters to assist us in our review.

While there is not much more we can say at this time, we are committed to taking the course of action we believe is in the best interest of Telenav and our stakeholders, which could include selling Telenav to HP’s company, remaining independent as a public company or selling Telenav to another potential buyer.

HP will be reaching out to you shortly on this matter as well, primarily to assure you that this news will have no impact on your daily responsibilities. While the Special Committee does it’s work, it’s business as usual for everyone else at Telenav. Please remain focused on continuing to lead the way for connected, location-based technologies.

There is one very important point that I need to stress. As HP is a potential buyer of Telenav, there are some procedures that we need to follow to avoid conflicts of interest, and to make the process fair for other potentially interested parties. Please do not discuss any potential transaction (whether with HP’s company or other potential buyers) with HP or anyone that has been identified as working with HP on this transaction.

Should you receive any questions from outside parties or HP about this matter, please do not respond and forward them to Adeel Manzoor, our Chief Financial Officer at adeelm@telenav.com. Or if you have any questions about the situation, please direct them to either Adeel or Steve Debenham, our General Counsel at steved@telenav.com.

Thank you all for your contributions to Telenav. In the midst of challenging macroeconomic conditions, you have continued to work hard and execute on our priorities. Please continue to keep up the great work.

Sincerely,

Doug Miller

Lead Independent Director, and a Member of the Special Committee of the Telenav Board of Directors

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent Telenav’s expectations or beliefs concerning future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include the proposal by V99 to acquire Telenav (the “Proposal”), the expectation that the Special Committee of the Board of Directors of Telenav will evaluate the Proposal and will consider other strategic alternatives, including Telenav remaining independent as a public company, or selling Telenav to another potential buyer. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the risk that the parties will not proceed with a transaction contemplated by the Proposal, the risk that the terms of the transaction vary materially from those set forth in the Proposal, that the conditions precedent to proceeding with the transaction contemplated by the Proposal may not be met, including the negotiation and execution of definitive documentation with respect to a transaction involving Telenav. Any forward-looking statement made in this press release is based only on information currently available to Telenav and speaks only as of the date on which it is made. Except as required by applicable law or regulation, Telenav does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of V99’s proposal to acquire Telenav (the “proposed transaction”). In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Telenav Team,

I wanted to send a brief note about today’s news as a follow up to the note you received from Doug Miller. Doug is a member of Telenav’s Board of Directors, and it’s Lead Independent Director. Doug is also on the Special Committee of our Board.

I have made a filing with the U.S. Securities and Exchange Commission (SEC) disclosing a proposal to acquire Telanav in what’s known as a “go private” transaction. In anticipation of such a proposal, our Board of Directors formed a Special Committee to evaluate this proposal and all potential strategic alternatives to maximize shareholder value and Telenav issued a related press release.

My proposal to acquire Telenav is born out of my high regard for our team members and the strength of our company. However, while I’m excited about this opportunity, there is a rigorous process that needs to be carefully followed while the Board’s Special Committee considers the proposal and other strategic alternatives. This means that there’s not much I can say beyond what is detailed in the SEC filing and what Telenav stated in its related press.

As the Special Committee conducts its work, it remains business as usual for all of us at Telenav. We’ve made great progress on our goals and it’s important to stay focused and continue executing on our strategic plan.

As Doug mentioned, in order to keep the process as fair as possible, I have committed not to discuss any potential transaction (whether with me or other potential buyers) with anyone at Telenav. Please do not discuss any transaction with me or my team. Please follow any instructions with respect to the transaction from the Special Committee, or Adeel Manzoor, our CFO or Steve Debenham, our GC, as directed by the Special Committee.

Further, I have committed to the Special Committee that if they choose to sell Telenav to another buyer, that I will support that transaction by voting my shares in the manner directed by the Special Committee, and in cooperating for a smooth transition or potential employment arrangements.

Founding and leading this company has been the greatest highlight of my professional career. Regardless of whether we are a public or private company, or sold to a third party, I’m confident that Telenav is well positioned for continued success. Thank you for your hard work and dedication to Telenav.

HP

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include the proposal to acquire Telenav (the “Proposal”), and expectation that the Special Committee of the Board of Directors of Telenav will evaluate the Proposal and will consider other strategic alternatives. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the risk that the parties will not proceed with a transaction contemplated by the Proposal, the risk that the terms of the transaction vary materially from those set forth in the Proposal, that the conditions precedent to proceeding with the transaction contemplated by the Proposal may not be met, including the negotiation and execution of definitive documentation with respect to a transaction involving Telenav. Any forward-looking statement made in this press release is based only on information currently available to Telenav and speaks only as of the date on which it is made. Except as required by applicable law or regulation, Telenav does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of V99’s proposal to acquire Telenav (the “proposed transaction”). In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.